Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM ANNOUNCES SIGNING OF LEASE FOR NEW OFFICE AND LAB SPACE

SAN DIEGO, June 29, 2011 – Verenium Corporation (Nasdaq: VRNM), a leading industrial biotechnology company focused on the development and commercialization of high-performance enzymes, today announced the signing of a lease agreement for new office and laboratory space in the Torrey Pines area of San Diego, CA. The lease is targeted to commence in the summer of 2012 following the build out of the new facility and the expiration of Verenium’s current sublease, which was negotiated as part of the sale of its cellulosic biofuels business in July of 2010 to BP Biofuels North America.

“We are very excited to have identified a new location for Verenium that will accommodate our current and future growth,” said James Levine, President and Chief Executive Officer at Verenium. “It was also important to us to remain in San Diego and we are particularly happy to be relocating to Torrey Pines, one of the area’s most important centers for innovation which already houses some of the world’s leading biotechnology companies and life sciences institutes. We are pleased to be able to capitalize on a favorable real estate market and begin plans for building a customized space to support growing our business in the San Diego area.”

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

Forward-Looking Statements for Verenium

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2010 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

# # #

Contacts For Verenium:

Kelly Lindenboom Vice President, Corporate Communications 858-431-8580 kelly.lindenboom@verenium.com	Sarah Carmody Manager, Corporate Communications 858-431-8581 sarah.carmody@verenium.com